UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (Date of Earliest Event Reported):

May 7, 2019

ENOVA INTERNATIONAL, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-35503	45-3190813
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

175 West Jackson Boulevard

Chicago, Illinois 60604

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code:  (312) 568-4200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading symbol(s)	Name of Exchange of which registered
Common stock, par value $0.00001 per share	ENVA	NYSE

ITEM 5.07SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS

The 2019 Annual Meeting of Stockholders (the “Annual Meeting”) of Enova International, Inc. (“Enova” or the “Company”) was held on May 7, 2019.  There were 33,689,863 shares of the Company’s common stock outstanding and entitled to vote at the Annual Meeting, of which 31,193,452 shares were present in person or by proxy. The stockholders elected Ellen Carnahan, David Fisher, William M. Goodyear, James A. Gray, Gregg A. Kaplan, Mark P. McGowan, and Mark A. Tebbe as directors; approved, on a non-binding advisory basis, the Company’s named executive officers’ compensation; and ratified the appointment of PricewaterhouseCoopers LLP as the independent registered public accounting firm for the Company’s fiscal year ending December 31, 2019.

One of the nominees for director, Daniel R. Feehan, did not receive a majority of the votes cast in favor of his election as a director. Accordingly, as required by Section 2.5(c) of the Amended and Restated Bylaws of the Company, Mr. Feehan promptly tendered his resignation to the Company’s Board of Directors (the “Board”).  Pursuant to the Company’s Corporate Governance Guidelines, the Nominating and Corporate Governance Committee (the “NCG Committee”) met to consider whether to recommend to the Board that it accept or reject the resignation, or whether any other action should be taken. The NCG Committee noted the importance of treating the vote of the stockholders with due regard. The NCG Committee observed that votes cast against Mr. Feehan’s election were consistent with the recommendation of Institutional Shareholder Services Inc. (“ISS”), whose report recommended against Mr. Feehan’s re-election on the stated ground that Mr. Feehan was serving as a non-independent member of a key board committee. The NCG Committee considered that Mr. Feehan satisfies the independence criteria set forth in the applicable New York Stock Exchange and Securities Exchange Commission rules. The NCG Committee also considered Mr. Feehan’s extensive experience and expertise in the Company’s industry, and the benefits derived by the Board and Company management from Mr. Feehan’s participation in discussions of the Company’s business. After weighing the considerable importance of the vote of the stockholders against Mr. Feehan’s value as a Board member as summarized above, the NCG Committee unanimously recommended that the Board reject Mr. Feehan’s resignation. The Board then considered the recommendation of the NCG Committee and, substantially for the reasons given by the NCG Committee, voted unanimously in favor of a resolution that Mr. Feehan’s resignation be rejected and that the Mr. Feehan continue to serve as a director until the next annual meeting of stockholders.

The following is a summary of the voting results for the matters voted upon by the stockholders during the Annual Meeting:

Proposal No. 1 - Election of eight members of the Company’s Board of Directors for a one-year term to expire at the 2020 Annual Meeting of Stockholders.

Director’s Name	Votes For	Votes Withheld	Broker Non-Votes
Ellen Carnahan	16,576,597	1,165,501	4,244,591
Daniel R. Feehan	8,571,735	9,709,113	4,244,591
David Fisher	25,493,826	1,068,438	4,244,591
William M. Goodyear	11,117,414	6,624,082	4,244,591
James A. Gray	11,112,702	6,700,054	4,244,591
Gregg A. Kaplan	11,116,297	6,625,250	4,244,591
Mark P. McGowan	11,117,122	6,624,520	4,244,591
Mark A. Tebbe	11,148,521	6,625,247	4,244,591

Proposal No. 2 - A non-binding advisory vote to approve the compensation paid to the Company’s named executive officers.

Votes For	Votes Against	Abstentions	Broker Non-Votes
26,487,837	443,380	13,903	4,244,591

Proposal No. 3 - Ratification of the appointment of PricewaterhouseCoopers LLP as the independent registered public accounting firm for fiscal year ending December 31, 2019.

Votes For	Votes Against	Abstentions
30,968,984	217,114	3,613

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENOVA INTERNATIONAL, INC.

Date: May 13, 2019	By:	/s/ Sean Rahilly
Sean Rahilly
General Counsel & Secretary